Exhibit 10.7

CONSENT AND THIRD AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

This Consent and Third Amendment to Amended and Restated Credit Agreement (herein, this “Amendment”) is entered into as of July 9, 2020 (the “Third Amendment Effective Date”), among GLOBAL MEDICAL REIT L.P., a Delaware limited partnership (the “Borrower”), GLOBAL MEDICAL REIT INC., a Maryland corporation (the “Parent” or “Global Medical REIT”), as a Guarantor, the other Guarantors party hereto, the Lenders party hereto, and BMO HARRIS BANK N.A., as Administrative Agent (in such capacity, the “Administrative Agent”).

PRELIMINARY STATEMENTS

A.Borrower, Parent, the other Guarantors party thereto, the Lenders party thereto, and the Administrative Agent have heretofore entered into that certain Amended and Restated Credit Agreement, dated as of August 7, 2018, as amended by the First Amendment to Amended and Restated Credit Agreement, dated as of September 30, 2019 and the Second Amendment to Amended and Restated Credit Agreement dated as of October 12, 2019 (such Credit Agreement, as amended, restated, supplemented or otherwise modified from time to time, being referred to herein as the “Credit Agreement”). All capitalized terms used herein without definition shall have the same meanings herein as such terms have in the Credit Agreement, as amended by this Amendment.

B.Borrower has requested that (i) the Lenders consent to the Internalization Acquisition (as hereinafter defined) and the Internalization (as hereinafter defined), and (ii) certain other changes be made to the Credit Agreement, and Administrative Agent and the Lenders are willing to do so pursuant to the terms below.

C.This Amendment shall constitute a Loan Document and these Preliminary Statements shall be construed as part of this Amendment.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

SECTION 1.CONSENT TO INTERNALIZATION ACQUISITION AND INTERNALIZATION.

The Borrower has informed the Administrative Agent that (i) Global Medical REIT intends to consummate the Internalization Acquisition pursuant to the Internalization Acquisition Agreement on or about the Third Amendment Effective Date, and (ii) pursuant to the Internalization, Global Medical REIT intends to internalize all of the services provided to it by the Manager (as hereinafter defined). As a result, the Borrower has requested that the Administrative Agent and the Required Lenders consent to the Internalization Acquisition and the Internalization. By their execution of this Amendment and upon satisfaction of the  conditions precedent set forth in Section 4 below, Administrative Agent and the Required Lenders acknowledge the satisfaction of the conditions precedent set forth in Section 4 below, and the Administrative Agent and the Required Lenders hereby consent to the Internalization Acquisition and the Internalization subject to the terms and conditions herein.

SECTION 2.AMENDMENT TO CREDIT AGREEMENT.

Subject to the satisfaction of the conditions precedent set forth in Section 4 below, the Credit Agreement is hereby amended as follows:

2.1.Section 1.1 (Commitments) of the Credit Agreement is hereby amended by inserting a new Section 1.1(c) in its appropriate alphabetical order to read as follows:

(c)Notwithstanding anything to the contrary in this Agreement, subject to the terms and conditions set forth in this Agreement, each of the Lenders severally agrees to lend to Global Medical REIT upon notice by Global Medical REIT to the Administrative Agent given in accordance with Section 1.6 (with references to the Borrower deemed for purposes hereof to refer to Global Medical REIT), an amount not greater than Twenty-Five Million Dollars ($25,000,000) (the “Global Medical REIT Loan”) through one or more advances made on or before September 9, 2020. The principal amount of the Global Medical REIT Loan shall constitute usage of the Revolving Credit Commitment. The Global Medical REIT Loan shall be made pro rata in accordance with each Lender’s Revolver Percentage. Each request with  respect to the Global Medical REIT Loan hereunder shall constitute a representation and warranty by Global Medical REIT (and, for the sake of clarity, not the Borrower) that all of the conditions required of Global Medical REIT set forth in Section 7.1 have been satisfied on  the date of such request. The Administrative Agent may assume that the conditions in Section 7 have been satisfied unless it receives prior written notice from a Lender that such conditions have not been satisfied. No amount repaid or prepaid on the Global Medical REIT Loan may be borrowed again by Global Medical REIT (but, for the sake of clarity, such repayments or prepayments shall not constitute a commitment reduction of the Revolving Credit Commitment and may be reborrowed by the Borrower subject to the terms and conditions hereof). Global Medical REIT (and, for the sake of clarity, not the Borrower) promises to pay interest on the Global Medical REIT Loan in arrears on each Interest Payment Date with respect thereto at the same interest rate and otherwise on the same terms as provided in the Loan Documents for other Borrowings under the Revolving Credit Commitment. Upon receipt by the Administrative Agent from each Lender of such Lender’s Revolver Percentage of the amount of the requested Global Medical REIT Loan and the satisfaction of the conditions set forth in Section 7.1 hereof, the Administrative Agent will make available to Global Medical REIT the aggregate amount of the Global Medical REIT Loan  as  instructed  by  Global  Medical  REIT.    Global  Medical

REIT will use the proceeds of the Global Medical REIT Loan solely for (a) the consummation of the Internalization and Internalization Acquisition, (b) payment of costs and expenses in connection with the Internalization Acquisition, and (c) anticipated post-closing working capital and other adjustments, and costs expected to be incurred to carry the Global Medical REIT Loan, in each case to the extent not prohibited by applicable law or by the organizational documents of Global Medical REIT. Global Medical REIT promises to pay on the Termination Date and there shall become absolutely due and payable on the Termination Date all of the Global Medical REIT Loan outstanding on such date, together with any and all accrued and unpaid interest thereon. Notwithstanding anything to the contrary in this Agreement, Sections 1, 3, 5, 9.1(a), 9.2, 9.3, 9.4, 10, 11 and 12 of this Agreement shall be applicable to Global Medical REIT, with references to the Borrower deemed for purposes hereof to refer to Global Medical REIT. Except as expressly provided in the foregoing sentence, all other Sections of this Agreement shall not apply to Global Medical REIT as a borrower under the Global Medical REIT Loan; provided, that, as applicable, such Sections shall continue to apply to Global Medical REIT in its capacity as a Guarantor. Global Medical REIT represents and warrants to the Administrative Agent and the Lenders that: (i) the execution, delivery and performance of this Agreement and the other Loan Documents to which it is a party and the transactions contemplated hereby and thereby (a) are within the authority of Global Medical REIT, (b) have been duly authorized by all necessary proceedings on the part of Global Medical REIT, (c) do not and will not conflict with or result in any breach or contravention of any provision of any applicable Legal Requirement to which Global Medical REIT is subject, (d) do not and will not conflict with or constitute a default (whether with the passage of time or the giving of notice, or both) under any provision of the partnership agreement, articles of incorporation, declaration of trust or other charter documents or bylaws of Global Medical REIT, (e) do not and will not conflict with or result in any breach or contravention of any other agreement or other instrument binding upon, Global Medical REIT or any of its properties, where such contravention or default, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, (f) do not and will not result in or require the imposition of any lien or other encumbrance on any of the properties, assets or rights of Global Medical REIT other than the liens and encumbrances in favor of the Administrative Agent contemplated by this Agreement and the other Loan Documents, and (g) do not require the approval or consent of any Person other than those already obtained and delivered to the Administrative Agent; (ii) the execution and delivery of this Agreement and the other Loan Documents to which Global Medical REIT is a party are valid and legally  binding obligations of Global Medical REIT enforceable in accordance with the respective terms and provisions hereof and thereof, except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other laws relating to or affecting generally the enforcement of creditors’ rights and general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law); and (iii) the execution, delivery and performance of this Agreement and the other Loan Documents to which Global Medical REIT is a party and the transactions contemplated hereby and thereby do not require the approval or consent of, or filing or registration with, or the giving of any notice to, any court, department, board, governmental agency or authority other than those already obtained, and filings after the date hereof of disclosures with the SEC or as may be required hereafter with respect to tenant improvements, repairs or other work with respect to any Real Estate. Global Medical REIT covenants and agrees  that (i) it will duly and punctually pay or cause to be paid the principal and interest on the Global Medical REIT Loan and all interest and fees provided for with respect thereto in this Agreement, all in accordance with the terms of this Agreement and the Notes (all as if Global Medical REIT had been an original signatory thereto) for other Borrowings under the Revolving Credit Commitment, and (ii) it shall not, directly or indirectly, use the proceeds of the Global Medical REIT Loan or lend, contribute or otherwise make available such proceeds to any Guarantor, Subsidiary or other Person (x) to fund any activities or business of or with any Person, or in any country or territory, that at the time of such funding is itself the subject of territorial sanctions under applicable OFAC Sanctions Programs, (y) in any manner that would result in a violation of applicable OFAC Sanctions Programs or Anti-Corruption Laws by any Person (including any Person participating in the credit facilities hereunder, whether as underwriter, lender, advisor, investor, or otherwise), or (z) in any manner that would cause it, the Guarantors or any of their respective Subsidiaries to violate the FCPA. To remove all doubt and avoid any confusion, the parties agree that the Borrower shall not be a co-borrower with Global Medical REIT under the Global Medical REIT Loan, and Global Medical REIT shall not be a co- borrower with the Borrower for any of the other Obligations.

2.2.Section 1.8(b) (Prepayments, Mandatory) of the Credit Agreement is hereby amended by inserting a new clause (iii) in its appropriate numerical order to read as follows:

(iii) From and after the extension of the Global Medical REIT Loan, upon the occurrence of Global Medical REIT’s receipt of proceeds from any offering of Stock or Stock Equivalents of Global Medical REIT to any Person, the Borrower shall, within three (3) Business Days, and without notice or demand, pay to the Administrative Agent for the account of the Lenders the aggregate net proceeds received by Global Medical REIT with respect to such offering as and for a mandatory prepayment on the Obligations, with each such prepayment to be applied to the Global Medical REIT Loan until the Global Medical REIT Loan is paid in full.

2.3.Section 4.1 (Guaranties) of the Credit Agreement is hereby amended by (i) deleting the period at the end of that Section and (ii) inserting the below new phrase:

provided, however, that Global Medical REIT shall not guarantee its own Obligations, Hedging Liability, and Bank Product Obligations.

2.4.Section 5.1 (Definitions) of the Credit Agreement is hereby amended by inserting the following defined terms in appropriate alphabetical order to read as follows:

“Internalization” means the internalization by Global Medical REIT of the services provided to it by the Manager as more fully described in the Internalization Acquisition Agreement.

“Internalization Acquisition” means the purchase by Global Medical REIT from Jeff Busch and Zensun Enterprises Limited or its affiliates of all of the outstanding Equity Interests of Inter-American Group Holdings Inc. (“Inter-American Group Holdings”) pursuant to the Internalization Acquisition Agreement, for a purchase price (including working capital and other post- closing adjustments, if any) plus reasonable transaction and carrying costs and expenses related thereto not to exceed the Internalization Consideration, and the contribution to the Borrower by Global Medical REIT of certain Equity Interests of the Manager, such that following such purchase and contribution Borrower and its Subsidiaries will own 100% of the outstanding Equity Interests of the Manager.

“Internalization Acquisition Agreement” means that certain Stock Purchase Agreement dated as of July 9, 2020, between Global Medical REIT and Jeff Busch and Zensun Enterprises

Limited pursuant to which Global Medical REIT will acquire substantially all of the Equity Interests of Inter-American Group Holdings owned by Jeff Busch and Zensun Enterprises Limited or its affiliates on the Third Amendment Effective Date.

“Internalization Consideration” means the costs and expenses incurred by Global Medical REIT in connection with the Internalization; provided, however, that such Internalization Consideration shall not exceed $25,000,000.

“Management Agreement” means that certain Second Amended and Restated Asset Management Agreement dated as of July 9, 2020, by and among Global Medical REIT, the Borrower and the Manager, which Management Agreement is approved by Administrative Agent.

“Manager” means Inter-American Management, LLC, a Delaware limited liability company, or such successor entity approved by Administrative Agent.

2.5.Section 5.1 (Definitions) of the Credit Agreement is hereby further amended by amending and restating the following defined terms in their entirety to read as follows:

“Change of Control” means the occurrence of any of the following: (a) the acquisition by any “person” or “group” (as such terms are used in sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) at any time of beneficial ownership of more than 35% of the outstanding capital stock or other equity interests of Global Medical REIT entitled to vote for members of the board of directors or equivalent governing body of Global Medical REIT on a fully-diluted basis; (b) during any period of twelve (12) consecutive months, a majority of the members of the board of directors or other equivalent governing body of Global Medical REIT cease to be composed of individuals (i) who were members of that board or equivalent governing body on the first day of such period, (ii) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (iii) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body, (c) the failure of Global Medical REIT to directly or indirectly (i) control the Borrower and (ii) own more than 51% of the total economic interest in the Equity Interests of the Borrower, or (d) the failure of Borrower to directly or indirectly (i) control the Manager and (ii) own more than 98% of the total economic interest in the Equity Interests of the Manager. A Person shall be deemed to control another Person for purposes  of this definition if such Person possesses, directly or indirectly, the power to direct, or cause the direction of, the management and policies of the other Person, whether through the ownership of voting securities, common directors, trustees or officers, by contract or otherwise.

“EBITDA” means, for any period, determined on a consolidated basis of Global Medical REIT and its Subsidiaries, in accordance with GAAP, the sum of net income (or loss) plus, to the extent included as an expense in the calculation of net income (or loss): (i) depreciation and amortization expense; (ii) Interest Expense; (iii) income tax expense; (iv) extraordinary, unrealized or non-recurring losses, including impairment charges and losses from the sale of assets and the Internalization Consideration to the extent incurred during the fiscal quarter ending September 30, 2020, in an amount not to exceed $25,000,000; (v) fees and expenses incurred in connection with dispositions, the incurrence of Indebtedness or the issuance of Capital Stock (whether or not consummated); and (vi) non-cash losses, (provided that any cash payment made with respect to any such non-cash loss shall be subtracted in computing EBITDA during the period in which such cash payment is made) minus: (a) extraordinary, unrealized or non-recurring gains, including the write-up of assets and gain from the sale of assets; (b) non-cash gains (provided that any receipt of cash in respect of such non-cash gains shall be added in computing EBITDA during the period in which such cash was received); and

(c) income tax benefits.

“Extension Fee” means an extension fee payable by the Borrower to the Administrative Agent for the ratable benefit of the Lenders as a condition to the extension of the Initial Termination Date pursuant to Section 1.16 hereto in an amount equal to 0.15% of the Revolving Credit Commitments then in effect.

“Loan” means (i) the Global Medical REIT Loan and (ii) any Revolving Loan, Swing Loan, Term Loan or Incremental Term Loan, whether outstanding as a Base Rate Loan or Eurodollar Loan or otherwise, each of which is a “type” of Loan hereunder. Notwithstanding the foregoing or anything else to the contrary in this Agreement or any other Loan Document, as each may be amended, the inclusion of the Global Medical REIT Loan in the foregoing definition of "Loan" shall not be deemed to render (x) Borrower a co-borrower under or in any way liable for the repayment of the Global Medical REIT Loan, it being the parties' intention that the Global Medical REIT Loan is an independent obligation of Global Medical REIT, or (y) Global Medical REIT a co-borrower under any of the other Loans.

“Obligations” means all obligations of (i) Global Medical REIT to pay principal and interest on the Global Medical REIT Loan only and (ii) the Borrower to pay principal and interest on the Loans (excluding the Global Medical REIT Loan), all Reimbursement Obligations owing under the Applications, all fees and charges payable hereunder, and all other payment obligations of the Borrower or any Guarantor arising under or in relation to any Loan Document, in each case whether now existing or hereafter arising, due or to become due, direct or indirect, absolute or contingent, and howsoever evidenced, held or acquired. Notwithstanding the foregoing or anything else to the contrary in this Agreement or any other Loan Document, as each may be amended, the inclusion of the Global Medical REIT Loan in the foregoing definition of "Obligations" shall not be deemed to render (x) Borrower a co-borrower under or in any way liable for the repayment of the Global Medical REIT Loan, it being the parties' intention that the Global Medical REIT Loan is an independent obligation of Global Medical REIT, or (y) Global Medical REIT a co-borrower under any of the other Loans that evidence the Obligations, but it being further understood that all of the Collateral (including the Collateral owned by the Borrower) constitutes Collateral securing the Global Medical REIT Loan. Further, any reference in this Agreement or in any other Loan Document to Borrower’s payment of the Obligations or Obligations being payable by the Borrower shall be deemed to exclude any obligation of Borrower to pay the Global Medical REIT Loan and shall instead be deemed to refer to Global Medical REIT’s obligation to pay the Global Medical REIT Loan.

“Required Lenders” means, as of the date of determination thereof, (i) if there are fewer than three (3) unaffiliated Lenders, all Lenders and (ii) if there are three (3) or more unaffiliated Lenders, at least three (3) unaffiliated Lenders whose outstanding Loans, interests in Letters of Credit and Unused Revolving Credit Commitments constitute more than 50% of the sum of the total outstanding Loans, interests in Letters of Credit, and Unused Revolving Credit Commitments of the Lenders on such date. To the extent provided in Section 12.13, the Loans, interests in Letters of Credit and Unused Revolving Credit Commitments of any Defaulting Lender shall be disregarded in determining Required Lenders at any time.

2.6.Section 6.4 (Use of Proceeds; Margin Stock) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

The Borrower shall use the proceeds of the Term Loans, the Incremental Term Loans (if any) and the Revolving Credit solely to refinance existing Indebtedness, to fund acquisitions, to finance capital expenditures and/or working capital, for general corporate purposes and/or for payment of fees and expenses related to this Agreement. Global Medical REIT will use the proceeds of the Global Medical REIT Loan solely for (a) the consummation of the Internalization and Internalization Acquisition, (b) payment of costs and expenses in connection with the Internalization Acquisition, and (c) anticipated post-closing working capital and other adjustments, and costs expected to be incurred to carry the Global Medical REIT Loan, in each case to the extent not prohibited by applicable law or by the organizational documents of Global Medical REIT. None of Global Medical REIT, the Borrower nor any Guarantor is engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System), and no part of the proceeds of any Loan or any other extension of credit made hereunder will be used to purchase or carry any such margin stock or to extend credit to others for the purpose of purchasing or carrying any such margin stock. Margin stock (as hereinabove defined) constitutes less than 25% of the assets of the Borrower and the Guarantors. The Borrower shall not use the proceeds of any Swing Loan to repay any previously-advanced Swing Loans.

2.7.Section 8.8 (Investments, Acquisitions, Loans and Advances) of the Credit Agreement is hereby amended by (i) deleting the “and” appearing at the end of clause (n), (ii) deleting the period at the end of clause (o) and replacing it with “; and” in lieu thereof, and (iii) inserting a new clause (p) in its appropriate alphabetical order to read as follows:

(p)the Internalization Acquisition.

2.8.Section 8.9 (Mergers, Consolidations and Sales) of the Credit Agreement is hereby amended by (i) deleting the “and” appearing at the end of clause (h), (ii) deleting the period at the end of clause (i) and replacing it with “; and” in lieu thereof, and (iii) inserting a new clause (j) in its appropriate alphabetical order to read as follows:

(j)the Internalization.

2.9.Section 8 (Covenants) of the Credit Agreement is hereby further amended by inserting a new Section 8.26 in its appropriate numerical order to read as follows:

Section 8.26.  Management Fees.  The   Borrower   shall not pay, and shall not permit any Guarantor to pay, any management fees or other payments under any management agreement to the Borrower or to any other manager that is an Affiliate of the Borrower or any other manager, in the event that a Default or an Event of Default shall have occurred and be continuing; provided, that notwithstanding any such Default or Event of Default, the Borrower and any Guarantor may continue to pay (i) management fees and other payments due to Manager under the Management Agreement or any successor management agreement approved by Administrative Agent and (ii) management fees and other payments to the Borrower or an Affiliate of the Borrower if such management fees and other payments do not exceed amounts paid or payable by the Borrower or such Affiliate to third-party managers engaged pursuant to a sub-management agreement to provide management services for the Borrower and/or its Affiliates.

2.10.The following sentence is added to the end of Section 9.1 of the Credit Agreement:

Notwithstanding anything herein to the contrary, all Loans and Obligations hereunder are cross-defaulted and an Event of Default with respect to any Loan shall result in an immediate Event of Default with respect to all Loans.

2.11.The first sentence of Section 13.1 (The Guarantees) of the Credit Agreement shall be amended and restated in its entirety to read as follows:

To induce the Lenders to provide the credits described herein and in consideration of benefits expected to accrue to the Borrower and Global Medical REIT by reason of the Commitments and for other good and valuable consideration, receipt of which is hereby acknowledged, each Guarantor party hereto (including any Material Subsidiary formed or acquired after the Closing Date executing a separate Guaranty or an Additional Guarantor Supplement in the form attached hereto as Exhibit G or such other form acceptable to the Administrative Agent) hereby unconditionally and irrevocably guarantees, jointly and severally, to the Administrative Agent, the Lenders, and their Affiliates, the due and punctual payment of all present and future Obligations,

Hedging Liability and Bank Product Obligations, including, but not limited to, the due and punctual payment of principal of and interest on the Loans, the Reimbursement Obligations, Hedging Liability, and Bank Product Obligations, and the due and punctual payment of all other obligations now or hereafter owed by the Borrower or Global Medical REIT under the Loan Documents as and when the same shall become due and payable, whether at stated maturity, by acceleration, or otherwise, according to the terms hereof and thereof (including all interest, costs, fees, and charges after the entry of an order for relief against the Borrower or such other obligor in a case under the United States Bankruptcy Code, the Canadian Bankruptcy Legislation or any similar proceeding, whether or not such interest, costs, fees and charges would be an allowed claim against the Borrower or any such obligor in any such proceeding); provided, however, that with respect to any Guarantor, its guarantee of Hedging Liability of the Borrower or any Guarantor shall exclude all Excluded Swap Obligations; provided further, that Global Medical REIT shall not guarantee its own Obligations, Hedging Liability, and Bank Product Obligations.

2.12.Exhibit E attached to the Credit Agreement shall be amended and restated in its entirety to read as set forth on Exhibit E attached hereto.

SECTION 3.REAFFIRMATION OF GUARANTIES.

Each Guarantor hereby (i) acknowledges and consents to the terms of this Amendment and the Credit Agreement as amended by this Amendment, (ii) confirms that its Guaranty in favor of the Administrative Agent, for the benefit of the Lenders, and all of its obligations thereunder, as amended, remain in full force and effect and (iii) reaffirms all of the terms, provisions, agreements and covenants contained in its Guaranty. Each Guarantor agrees that its consent to any further amendments or modifications to the Credit Agreement and other Loan Documents shall not be required solely as a result of this acknowledgment and consent having been obtained, except to the extent, if any, required by any Guaranty.

SECTION 4.CONDITIONS PRECEDENT.

The effectiveness of this Amendment is subject to the satisfaction of all of the following conditions precedent:

4.1.The Administrative Agent shall have received this Amendment duly executed by  the Borrower, each Guarantor, and the Required Lenders.

4.2.The Administrative Agent shall have received copies, certified as true and correct by a Responsible Officer of Borrower, of the Internalization Acquisition Agreement. All conditions precedent set forth in the Internalization Acquisition Agreement shall be satisfied in all material respects (or waived) in accordance with the terms of the Internalization Acquisition Agreement, and each of the Internalization Acquisition Agreement shall not have been amended or otherwise modified, nor any term or provision thereof been waived (except in either case as disclosed to the Administrative Agent in writing), in a manner that would materially and adversely affect Borrower’s or any Guarantor’s ability to repay its Indebtedness, Obligations and liabilities to the Lenders under the Loan Documents or the financial condition of Borrower and the Guarantors taken as a whole. The Internalization Acquisition shall close substantially concurrently with the Third Amendment Effective Date.

4.3.The Administrative Agent shall have received copies, certified as true and correct by a Responsible Officer of Global Medical REIT, of the Management Agreement.

4.4.The Administrative Agent shall have received reasonably satisfactory evidence that there shall be no injunction, temporary restraining order or other legal action in effect which would prohibit the closing of the Internalization Acquisition or the transactions contemplated hereby.

4.5.Legal matters incident to the execution and delivery of this Amendment shall be reasonably satisfactory to the Administrative Agent and its counsel.

SECTION 5.REPRESENTATIONS.

In order to induce the Administrative Agent and the Lenders to execute and deliver this Amendment, the Borrower and each other Guarantor hereby represents to the Administrative Agent and the Lenders that (a) after giving effect to this Amendment, the representations and warranties set forth in Section 6 of the Credit Agreement, as amended by this Amendment, are and shall be and remain true and correct in all material respects as of the date hereof (or, if any such representation and warranty is expressly stated to have been made as of a specific date, as of such specific date) and (b) no Default or Event of Default has occurred and is continuing under the Credit Agreement or shall result after giving effect to this Amendment.

SECTION 6.MISCELLANEOUS.

6.1.Except as specifically amended herein, the Credit Agreement shall continue in full force and effect in accordance with its original terms. Reference to this specific Amendment need not be made in the Credit Agreement, the Notes, the other Loan Documents, or any other instrument or document executed in connection therewith, or in any certificate, letter or communication issued or made pursuant to or with respect to the Credit Agreement, any reference in any of such items to the Credit Agreement being sufficient to refer to the Credit Agreement as amended hereby. The Borrower and each Guarantor party hereto hereby, to the extent it granted liens on or security interests in any property pursuant to any Loan Documents, ratifies and reaffirms such grant of security and confirms that such liens and security interests continue to secure the obligations set forth therein and as amended hereby.

6.2.The Borrower agrees to pay on demand all reasonable costs and out-of-pocket expenses of or incurred by the Administrative Agent in connection with the negotiation,

preparation, execution and delivery of this Amendment, including the reasonable fees and out-of- pocket expenses of counsel for the Administrative Agent.

6.3.In order to induce the Administrative Agent and the Lenders to enter into this Amendment, Borrower and each Guarantor (collectively, the “Releasing Parties”) hereby absolutely and unconditionally releases and forever discharges the Administrative Agent, the L/C Issuer, and each Lender, and any and all participants, parent corporations, subsidiary corporations, affiliated corporations, insurers, indemnitors, successors and assigns thereof, together with all of the present and former directors, officers, agents, attorneys, consultants, representatives and employees of any of the foregoing (each a “Released Party”), from any and all claims, demands or causes of action of any kind, nature or description relating to or arising out of or in connection with or as a result of any of the Obligations, the Credit Agreement, and any other Loan Documents, whether arising in law or equity or upon contract or tort or under any state or federal law or otherwise, which each Releasing Party has had, now has or has made claim to have against any such person for or by reason of any act, omission, matter, cause or thing whatsoever arising from the beginning of time to and including the date of this Agreement, whether such claims, demands and causes of action are matured or unmatured or known or unknown, other than, in each instance, as determined by a court of competent jurisdiction by final and non-appealable judgment to have resulted from the gross negligence or willful misconduct of such Released Party. Each Releasing Party acknowledges that it may hereafter discover facts different from or in addition to those now known or believed to be true with respect to such claims, demands, or causes of action and agree that this instrument shall be and remain effective in all respects notwithstanding any such differences or additional facts. Each Releasing Party understands, acknowledges and agrees that the release set forth above may be pleaded as a full and complete defense and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of such release.

6.4.This Amendment may be executed in any number of counterparts, and by the different parties on different counterpart signature pages, all of which taken together shall constitute one and the same agreement. Any of the parties hereto may execute this Amendment by signing any such counterpart and each of such counterparts shall for all purposes be deemed to be an original. Delivery of an executed counterpart of a signature page of this Amendment by facsimile or in electronic (e.g., “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this Amendment. THIS AMENDMENT, AND THE RIGHTS AND DUTIES OF THE PARTIES HERETO, SHALL BE CONSTRUED AND DETERMINED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (INCLUDING SECTION 5-1401 AND SECTION 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK) WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES THAT WOULD REQUIRE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

[SIGNATURE PAGES FOLLOW]

This Consent and Third Amendment to Amended and Restated Credit Agreement is entered into as of the date and year first above written.

BORROWERS:

GLOBAL MEDICAL REIT L.P.

By:	GLOBAL MEDICAL REIT GP, LLC,
a Delaware limited liability company,
its General Partner

	By:	GLOBAL MEDICAL REIT INC.,
a Maryland Corporation,
its Sole Member

	By:	/s/ Robert Kiernan
	Name:	Robert Kiernan
	Date:	Treasurer and Chief Financial Officer

GLOBAL MEDICAL REIT INC., as Borrower for the
Global Medical REIT Loan

By	/s/ Robert Kiernan
Name:	Robert Kiernan
Title:	Treasurer and Chief Financial Officer

[SIGNATURE PAGE TO CONSENT AND THIRD AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT
(GLOBAL MEDICAL REIT L.P.)]

GUARANTORS:

GLOBAL MEDICAL REIT INC.

By	/s/ Robert Kiernan
Name:	Robert Kiernan
Title:	Treasurer and Chief Financial Officer

[SIGNATURE PAGE TO CONSENT AND THIRD AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT
(GLOBAL MEDICAL REIT L.P.)]

GMR ALBERTVILLE, LLC	GMR FORT WORTH, LLC	GMR MORGANTOWN, LLC
GMR ALTOONA, LLC	GMR FREMONT, LLC	GMR OKLAHOMA CITY, LLC
GMR AMARILLO, LLC	GMR GAINESVILLE, LLC	GMR OKLAHOMA NORTHWEST, LLC
GMR ASHEVILLE, LLC	GMR GERMANTOWN, LLC	GMR OMAHA, LLC
GMR AURORA, LLC	GMR GILBERT, LLC	GMR ORLANDO, LLC
GMR AUSTIN, LLC	GMR GRAND RAPIDS BELTLINE, LLC	GMR PANAMA CITY, LLC
GMR BANNOCKBURN, LLC	GMR GRAND RAPIDS WALKER, LLC	GMR PANAMA CITY CHIPLEY, LLC
GMR BASTROP, LLC	GMR GRAND RAPIDS WILSON, LLC	GMR PANAMA PCB, LLC
GMR BEAUMONT, LLC	GMR GREENWOOD, LLC	GMR PRESCOTT, LLC
GMR BELPRE, LLC	GMR HIGH POINT, LLC	GMR READING, LLC
GMR BOUNTIFUL, LLC	GMR JACKSONVILLE PONTE VEDRA, LLC	GMR SAINT GEORGE, LLC
GMR BROCKPORT, LLC	GMR JACKSONVILLE RIVERSIDE, LLC	GMR SAN MARCOS, LLC
GMR CAPE CORAL, LLC	GMR LANSING JOLLY 3390, LLC	GMR SANDUSKY, LLC
GMR CARSON CITY, LLC	GMR LANSING JOLLY 3400, LLC	GMR SHERMAN, LLC
GMR CHANDLER DOBSON, LLC	GMR LANSING JOLLY PATIENT, LLC	GMR SOUTH BEND, LLC
GMR CHANDLER PECOS I, LLC	GMR LAS CRUCES, LLC	GMR SOUTHERN IL, LLC
GMR CHANDLER PECOS II, LLC	GMR LAS VEGAS, LLC	GMR SOUTHERN IL CARBONDALE, LLC
GMR CHANDLER VAL VISTA I, LLC	GMR LEE’S SUMMIT, LLC	GMR SOUTHERN IL SHILOH 1191, LLC
GMR CINCINNATI BEECHMONT, LLC	GMR LEWISBURG, LLC	GMR SOUTHERN IL SHILOH 1197, LLC
GMR CLERMONT, LLC	GMR LIVONIA, LLC	GMR SURPRISE, LLC
GMR CORONA, LLC	GMR LUBBOCK, LLC	GMR VERNON, LLC
GMR EAST DALLAS HOSPITAL, LLC	GMR MCALLEN, LLC	GMR VERNON KEYNOTE, LLC
GMR EAST DALLAS LAND, LLC	GMR MECHANICSBURG, LLC	GMR WATERTOWN, LLC
GMR EAST ORANGE, LLC	GMR MELBOURNE PINE, LLC	GMR WEST ALLIS, LLC
GMR ELLIJAY, LLC	GMR MESA, LLC	GMR WYOMISSING, LLC
GMR FLOWER MOUND, LLC	GMR MOLINE, LLC	GMR ZACHARY, LLC

By:	GLOBAL MEDICAL REIT L.P.,
a Delaware limited partnership,
its Sole Member

	By:	GLOBAL MEDICAL REIT GP, LLC,
a Delaware limited liability company,
its General Partner

		By:	GLOBAL MEDICAL REIT INC.,
a Maryland Corporation,
its Sole Member

		By:	/s/ Robert Kiernan
		Name:	Robert Kiernan
		Title:	Treasurer and Chief Financial Officer

[SIGNATURE PAGE TO CONSENT AND THIRD AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT
(GLOBAL MEDICAL REIT L.P.)]

ADMINISTRATIVE AGENT:

BMO HARRIS BANK N.A., as L/C Issuer and as
Administrative Agent

By:	/s/ Michael Kauffman
	Name:	Michael Kauffman
	Title:	Managing Director

LENDERS:

BMO HARRIS BANK N.A., as a Lender

By:	/s/ Michael Kauffman
	Name:	Michael Kauffman
	Title:	Managing Director

[SIGNATURE PAGE TO CONSENT AND THIRD AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT
(GLOBAL MEDICAL REIT L.P.)]

K
CITIZENS BANK, N.A.

	By	/s/ Frank Kaplan
		Name:	Frank Kaplan
		Title:	Vice President

[SIGNATURE PAGE TO CONSENT AND THIRD AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT
(GLOBAL MEDICAL REIT L.P.)]

TRUIST BANK (AS SUCCESSOR BY MERGER TO SUNTRUST BANK)

By	/s/ Anton Brykalin
	Name	Anton Brykalin
	Title	Vice President

THE HUNTINGTON NATIONAL BANK

By	/s/ Eva S. McQuillen
	Name	Eva S. McQuillen
	Title	Vice President

[SIGNATURE PAGE TO CONSENT AND THIRD AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT
(GLOBAL MEDICAL REIT L.P.)]

WELLS FARGO BANK, NATIONAL ASSOCIATION

By	/s/ Darin Mullis
	Name	Darin Mullis
	Title	Managing Director

[SIGNATURE PAGE TO CONSENT AND THIRD AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT
(GLOBAL MEDICAL REIT L.P.)]

COMERICA BANK

By	/s/ Casey L. Stevenson
	Name	Casey L. Stevenson
	Title	Vice President

[SIGNATURE PAGE TO CONSENT AND THIRD AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT
(GLOBAL MEDICAL REIT L.P.)]

KEYBANK NATIONAL ASSOCIATION

By	/s/ Gregory W. Lane
	Name:	Gregory W. Lane
	Title:	Senior Vice President

[SIGNATURE PAGE TO CONSENT AND THIRD AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT
(GLOBAL MEDICAL REIT L.P.)]

EXHIBIT E

COMPLIANCE CERTIFICATE

To:	BMO Harris Bank N.A., as Administrative Agent under, and the Lenders party to, the Credit Agreement described below

This Compliance Certificate is furnished to the Administrative Agent and the Lenders pursuant to that certain Amended and Restated Credit Agreement, dated as of August 7, 2018, among Global Medical REIT L.P., as Borrower, the Guarantors signatory thereto, the Administrative Agent and the Lenders party thereto (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”). Unless otherwise defined herein, the terms used in this Compliance Certificate have the meanings ascribed thereto in the Credit Agreement.

THE UNDERSIGNED HEREBY CERTIFIES THAT:

1.I am the duly elected  of Global Medical REIT L.P.;

2.I have reviewed the terms of the Credit Agreement and I have made, or have caused to be made under my supervision, a detailed review of the transactions and conditions of the Borrower and its Subsidiaries during the accounting period covered by the attached financial statements;

3.Except to the extent previously disclosed pursuant to the requirements of Section 8.5(e) of the Credit Agreement, the examinations described in paragraph 2 did not disclose, and I have no knowledge of, the existence of any condition or the occurrence of any event which constitutes a Default or Event of Default during or at the end of the accounting period covered by the attached financial statements or as of the date of this Compliance Certificate, except as set forth below;

4.The financial statements required by Section 8.5 of the Credit Agreement and being furnished to you concurrently with this Compliance Certificate are true, correct and complete in all material respects as of the date and for the periods covered thereby; and

5.The Schedule I hereto sets forth financial data and computations evidencing the Borrower’s compliance with certain covenants of the Credit Agreement, all of which data and computations are, to the best of my knowledge, true, complete and correct and have been made in accordance with the relevant Sections of the Credit Agreement.

Described below are the exceptions, if any, to paragraph 3 by listing, in detail, the nature of the condition or event, the period during which it has existed and the action which the Borrower has taken, is taking, or proposes to take with respect to each such condition or event:

The foregoing certifications, together with the computations set forth in Schedule I hereto and the financial statements delivered with this Certificate in support hereof, are made and delivered this          day of                  20    .

GLOBAL MEDICAL REIT L.P.

By:	Global Medical REIT GP, LLC
Its:	General Partner

By:	Global Medical REIT Inc.
Its: Sole Member

By
Name
Title

SCHEDULE I

TO COMPLIANCE CERTIFICATE

COMPLIANCE CALCULATIONS

FOR AMENDED AND RESTATED CREDIT AGREEMENT DATED AS OF AUGUST 7, 2018
CALCULATIONS AS OF  ,

A.	Maximum Consolidated Leverage Ratio (Section 8.20(a))
	1.	Total Indebtedness	$
	2.	Total Asset Value as calculated on Exhibit A hereto
	3.	Ratio of Line A1 to Line A2	:1.0
	4.	Line A3 must not exceed	0.65:1.0[1]
0.60:1.0[2]
	5.	The Borrower is in compliance (circle yes or no)	yes/no

B.	Minimum Fixed Charge Coverage Ratio (Section 8.20(b))
	1.	Net income (or loss)	$
	2.	Depreciation and amortization expense
	3.	Interest Expense
	4.	Income tax expense
	5.	Extraordinary, unrealized, non-recurring or unusual losses, including impairment charges and the Internalization Consideration in an amount not to exceed $25,000,000
	6.	Fees and expenses incurred in connection with dispositions, the incurrence of Indebtedness or the issuance of Capital Stock (whether or not consummated)
	7.	Non-cash losses
	8.	Sum of Lines B1 through B7
	9.	Extraordinary, unrealized or non-recurring gains, including the write-up of assets

1For each fiscal quarter ending on or before 09/30/2018-6/30/2019

2For each fiscal quarter ending on 09/30/2019 and after

10.	Non-cash gains
11.	Income tax benefits
12.	Sum of Lines B9, B10 and B11
13.	Line B8 minus Line B12 (“EBITDA”)
14.	EBITDA
15.	Acquisition expenses with respect to any Real Property
16.	Capital Reserve
17.	Line B14 plus Line B15 minus Line B16 and computed on an Annualized basis (“Adjusted EBITDA”)
18.	Interest Expense
19.

The greater of (i) zero or (ii) scheduled principal amortization paid on Total Indebtedness for such period (exclusive of any balloon payments or prepayments of principal paid on such Total Indebtedness)

20.	Line B18 plus Line B19 (“Debt Service”)
21.	Dividends and required distributions on Borrower’s preferred equity securities
22.	Income taxes paid
23.	Sum of Lines B20, B21 and B22 and computed on an Annualized Basis (“Fixed Charges”)
24.	Ratio of Line B14 to Line B23	:1.0
25.	Line B24 shall not be less than	1.50:1.0
26.	The Borrower is in compliance (circle yes or no)	yes/no

C.	Maintenance of Net Worth (Section 8.20(c))
	1.	Net Worth as of [ ]	$
	2.	Aggregate net proceeds received by Global Medical REIT or any of its Subsidiaries after March 31, 2018 in connection with any offering of Stock or Stock Equivalents
	3.	75% of Line C2
	4.	$203,795,000 plus Line C3
	5.	Line C1 shall not be less than Line C4
	6.	The Borrower is in compliance (circle yes or no)	yes/no

D.	Maximum Consolidated Secured Recourse Leverage Ratio (Section 8.20(d))
	1.	Total Secured Recourse Indebtedness	$
	2.	Total Asset Value as calculated on Exhibit A hereto
	3.	Ratio of Line D1 to Line D2	:1.0
	4.	Line D3 must not exceed	0.10:1.0
	5.	The Borrower is in compliance (circle yes or no)	yes/no

E.	Investments (Joint Ventures) (Section 8.8(o)(i))
	1.	Cash investments in joint ventures	$
	2.	Total Asset Value as calculated on Exhibit A hereto
	3.	Line E1 divided by Line E2
	4.	Line E3 shall not exceed 10%
	5.	The Borrower is in compliance (circle yes or no)	yes/no

F.	Investments (Assets Under Development) (Section 8.8(o)(ii))
	1.	Investments in Assets Under Development	$
	2.	Total Asset Value as calculated on Exhibit A hereto
	3.	Line F1 divided by Line F2
	4.	Line F3 shall not exceed 10%
	5.	The Borrower is in compliance (circle yes or no)	yes/no

G.	Investments (Land Assets) (Section 8.8(o)(iii))
	1.	Investments in Land Assets	$
	2.	Total Asset Value as calculated on Exhibit A hereto
	3.	Line G1 divided by Line G2
	4.	Line G3 shall not exceed 5%
	5.	The Borrower is in compliance (circle yes or no)	yes/no

H.	Investments (mortgages and mezzanine loans) (Section 8.8(o)(iv))
	1.	Investments in mortgages and mezzanine loans	$
	2.	Total Asset Value as calculated on Exhibit A hereto
	3.	Line H1 divided by Line H2

4.	Line H3 shall not exceed 10%
5.	The Borrower is in compliance (circle yes or no)	yes/no

I.	Other Investments (Section 8.8(o)(v))
	1.	Other investments not otherwise permitted under the Credit Agreement	$
	2.	Total Asset Value as calculated on Exhibit A hereto
	3.	Line I1 divided by Line I2
	4.	Line I3 shall not exceed 5%
	5.	The Borrower is in compliance (circle yes or no)	yes/no

J.	Aggregate Investment Limitation to Total Asset Value (Section 8.8)
	1.	Sum of Lines E1, F1, G1, H1 and II	$
	2.	Total Asset Value as calculated on Exhibit A hereto
	3.	Line J1 divided by Line J2
	4.	Line J3 shall not exceed 20%
	5.	The Borrower is in compliance (circle yes or no)	yes/no

K.	Distributions to Adjusted FFO (Section 8.24(a))[3]
	1.	Aggregate amount of cash distributions made by the Global Medical REIT to its equity holders	$
	2.	Global Medical REIT’s Adjusted FFO
	3.	95% of Line K2
4.

Amount necessary for Global Medical REIT to be able to make distributions required to maintain its status as a REIT and avoid the imposition of any federal or state income tax, and avoid the imposition of the tax described by Section 4981 of the Code

	5.	Greater Line K3 and Line K4
	6.	Line K1 shall not exceed Line K5
	7.	The Borrower is in compliance (circle yes or no)	yes/no

3Commencing with the fiscal quarter ending December 31, 2019.

EXHIBIT A TO SCHEDULE I
TO COMPLIANCE CERTIFICATE
OF GLOBAL MEDICAL REIT L.P.

This Exhibit A is attached to Schedule I to the Compliance Certificate of Global Medical REIT L.P. dated [                 ], 201    and delivered to BMO Harris Bank N.A., as Administrative Agent, and the Lenders party to the Credit Agreement referred to therein. The undersigned hereby certifies that the following is a true, correct and complete calculation of Total Asset Value as of the last day of the Fiscal Quarter most recently ended:

1. REAL PROPERTIES (OTHER THAN ASSETS UNDER DEVELOPMENT AND LAND ASSETS):

PROPERTY	GAAP BOOK VALUE (PLUS ALLOWANCE FOR ACCUMULATED DEPRECIATION)

TOTAL:	$

2. ASSETS UNDER DEVELOPMENT:

PROPERTY	GAAP BOOK VALUE OF ACTUAL FUNDED PORTION (PLUS ALLOWANCE FOR ACCUMULATED DEPRECIATION)

TOTAL:	$

3. LAND ASSETS

PROPERTY	GAAP BOOK VALUE

TOTAL:	$

54 OUTSTANDING PRINCIPAL BALANCE (OR SUCH LESSER AMOUNT REQUIRED BY GAAP) OF INVESTMENTS IN MORTGAGES AND OUTSTANDING PRINCIPAL BALANCE OF MEZZANINE LOANS EQUALS: $            .

TOTAL ASSET VALUE (SUM OF 1, 2, 3 AND 4) EQUALS: $  .

GLOBAL MEDICAL REIT L.P.

By:	Global Medical REIT GP, LLC
Its:	General Partner

By:	Global Medical REIT Inc.
Its: Sole Member

By
Name
Title